EXHIBIT 99(A)



                               AGREEMENT AND PLAN

                                    OF MERGER

                                   DATED AS OF

                                  MAY 19, 1998

                                  BY AND AMONG

                            GENERAL ELECTRIC COMPANY

                            DIAMOND MERGER SUB, INC.

                                       AND

                           INNOSERV TECHNOLOGIES, INC.



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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER..............................................................................................1

          Section 1.1 THE MERGER..................................................................................1
          Section 1.2 EFFECTIVE DATE OF THE MERGER................................................................1

ARTICLE II THE SURVIVING CORPORATION..............................................................................2

          Section 2.1 ARTICLES OF INCORPORATION...................................................................2
          Section 2.2 BY-LAWS.....................................................................................2
          Section 2.3 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION................................2
          Section 2.4 EFFECTS OF MERGER...........................................................................2
          Section 2.5 FURTHER ASSURANCES..........................................................................2

ARTICLE III CONVERSION OF SECURITIES..............................................................................2

          Section 3.1 Per Share MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF COMPANY SHARES...............2
          Section 3.2 PAYING AGENT AND SURRENDER OF CERTIFICATES..................................................3
          Section 3.3 DISSENTING SHARES...........................................................................6
          Section 3.4 CONVERSION OF SUB SECURITIES................................................................7
          Section 3.5 SHAREHOLDERS TO HAVE NO FURTHER RIGHTS......................................................7
          Section 3.6 STOCK OPTIONS...............................................................................7
          Section 3.7 MEDIQ PAYMENT...............................................................................8
          Section 3.8 ESCROW PAYMENT..............................................................................8
          Section 3.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS.....................................................8
          Section 3.10 CLOSING....................................................................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................8

          Section 4.1 ORGANIZATION AND QUALIFICATION..............................................................8
          Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT........................................................9
          Section 4.3 INFORMATION IN PROXY STATEMENT..............................................................9
          Section 4.4 FINANCIAL ADVISOR...........................................................................9
          Section 4.5 PARENT NOT AN INTERESTED SHAREHOLDER........................................................9
          Section 4.6 FINANCING..................................................................................10
          Section 4.7 PARENT ADVERSE EFFECT......................................................................10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................10

          Section 5.1 ORGANIZATION AND QUALIFICATION.............................................................10
          Section 5.2 CAPITALIZATION.............................................................................10
          Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT.......................................................11
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
          Section 5.4 REPORTS AND FINANCIAL STATEMENTS...........................................................12
          Section 5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS; LITIGATION...........................................13
          Section 5.6 BENEFIT PLANS; EMPLOYEES AND EMPLOYMENT PRACTICES..........................................14
          Section 5.7 TAXES......................................................................................16
          Section 5.8 ENVIRONMENTAL MATTERS......................................................................17
          Section 5.9 INTELLECTUAL PROPERTY MATTERS..............................................................18
          Section 5.10 MATERIAL CONTRACTS........................................................................18
          Section 5.11 COMPLIANCE WITH LAWS; PERMITS.............................................................18
          Section 5.12 TAKEOVER STATUTES.........................................................................18
          Section 5.13  FAIRNESS OPINION.........................................................................19
          Section 5.14 FINANCIAL ADVISOR.........................................................................19
          Section 5.15 INDUSTRY CONDITIONS.......................................................................19
          Section 5.16 CUSTOMERS.................................................................................19
          Section 5.17 COMPANY MATERIAL ADVERSE EFFECT...........................................................19
          Section 5.18 KNOWLEDGE.................................................................................19

ARTICLE VI REPRESENTATIONS AND WARRANTIES REGARDING SUB..........................................................20

          Section 6.1 ORGANIZATION...............................................................................20
          Section 6.2 CAPITALIZATION.............................................................................20
          Section 6.3 AUTHORITY RELATIVE TO THIS AGREEMENT.......................................................20
          Section 6.4 SUB ACTION.................................................................................20
          Section 6.5 INTERIM OPERATIONS OF SUB..................................................................20

ARTICLE VII CONDUCT OF BUSINESS PENDING THE MERGER...............................................................21

          Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY.........................................................21
          Section 7.2 REPORTS....................................................................................23
          Section 7.3 OBLIGATIONS OF PARENT AND SUB; CONDUCT OF BUSINESS OF SUB..................................24

ARTICLE VIII ADDITIONAL AGREEMENTS...............................................................................24

          Section 8.1 ACCESS AND INFORMATION.....................................................................24
          Section 8.2 SHAREHOLDERS' MEETING......................................................................24
          Section 8.3 PROXY STATEMENT............................................................................25
          Section 8.4 EMPLOYEE MATTERS...........................................................................25
          Section 8.5 INDEMNIFICATION............................................................................27
          Section 8.6 ANTITRUST MATTERS..........................................................................28
          Section 8.7 REASONABLE EFFORTS; NOTIFICATION...........................................................28
          Section 8.8 NO SOLICITATION............................................................................29
          Section 8.9 BONUS PAYMENTS.............................................................................30
          Section 8.10 SIDE AGREEMENT............................................................................31
          Section 8.11 PREFERRED STOCK DESIGNATION...............................................................31

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
ARTICLE IX CONDITIONS PRECEDENT..................................................................................31

          Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.................................31
          Section 9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER...............................31
          Section 9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER...........................32

ARTICLE X TERMINATION, AMENDMENT AND WAIVER......................................................................33

          Section 10.1 TERMINATION...............................................................................33
          Section 10.2 EFFECT OF TERMINATION.....................................................................35
          Section 10.3 AMENDMENT.................................................................................35
          Section 10.4 WAIVER....................................................................................35

ARTICLE XI GENERAL PROVISIONS....................................................................................35

          Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................................35
          Section 11.2 NOTICES...................................................................................35
          Section 11.3 EXPENSES..................................................................................36
          Section 11.4 PUBLICITY.................................................................................37
          Section 11.5 INTERPRETATION............................................................................37
          Section 11.6 OBLIGATIONS OF PARENT AND OF THE COMPANY..................................................37
          Section 11.7 SEVERABILITY..............................................................................37
          Section 11.8 MISCELLANEOUS.............................................................................37

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                          INDEX OF DEFINED TERMS

                                                                   PAGE
                                                                   ----

1998 Company Balance Sheet..........................................13

Affected Employees..................................................26
Agreement............................................................1

Business Combination................................................30
Business Combination Proposal.......................................30

Certificate..........................................................3
CGCL.................................................................1
Closing..............................................................8
Closing Date.........................................................8
Code.................................................................5
Commission..........................................................12
Company..............................................................1
Company Common Stock.................................................2
Company Disclosure Schedule.........................................10
Company Financial Advisor...........................................19
Company Holder Agreement.............................................1
Company Licenses....................................................18
Company Material Adverse Effect.....................................19
Company Meeting.....................................................25
Company Preferred Stock.............................................10
Company SEC Reports.................................................12
Company Subsidiaries.................................................3
Company Subsidiary...................................................3
Company Voting Debt.................................................11
Compensation Commitments............................................14
Confidentiality Agreement...........................................24
Constituent Corporations.............................................1

Dissenting Shares....................................................7

Effective Date.......................................................1
Environmental Laws..................................................18
ERISA...............................................................14
ERISA Affiliate.....................................................15
Escrow Agreement.....................................................8
Escrow Payment.......................................................8
Exchange Act.........................................................9



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Executive Bonus Payments............................................31

FIRPTA..............................................................17
Former Holders.......................................................5

GAAP................................................................12
Governmental Entity.................................................31

Hazardous Material..................................................18
Holder...............................................................3
HSR Act..............................................................9

Indemnified Parties.................................................27

Laws................................................................18

Material Contracts..................................................18
MEDIQ................................................................5
MEDIQ Payment........................................................8
Merger...............................................................1
Merger Consideration.................................................3

Non-ERISA Plans.....................................................14

Order...............................................................31
Outstanding Options..................................................7

Parent...............................................................1
Parent Benefit Plans................................................26
Parent Material Adverse Effect......................................10
Parent Subsidiaries..................................................3
Parent Subsidiary....................................................3
Paying Agent.........................................................3
Pension Plans.......................................................14
Plans...............................................................14
Principal Holders....................................................1
Proxy Statement......................................................9
Puls Agreement.......................................................7

Refund Request.......................................................4

Securities Act......................................................12
Share................................................................2

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                                                                   PAGE
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Shareholders' Committee..............................................5
Stock Option Plan....................................................7
Stock Payment Fund...................................................3
Sub..................................................................1
Superior Proposal...................................................30
Surviving Corporation................................................1

Takeover Statute....................................................18
Tax.................................................................16
Tax Return..........................................................16
Tax Sharing Arrangement.............................................16
Taxes...............................................................16
Termination Date....................................................34
Third Party.........................................................29

Welfare Plans.......................................................14





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                                INDEX OF EXHIBITS



         Exhibit A                     Company Holder Agreement

         Exhibit B                     Outstanding Option Cancellation Agreement

         Exhibit C                     Escrow Agreement

         Exhibit D                     Certain Actions

         Exhibit E                     Executive Bonus Agreements

         Exhibit F                     Side Agreement

         Exhibit G                     Preferred Stock Designation

         Exhibit H                     Opinion of Company's Counsel


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                                       1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 19, 1998, by and among General Electric Company, a New York corporation acting on behalf of its GE Medical Systems business ("PARENT"), Diamond Merger Sub, Inc., a California corporation and a wholly owned subsidiary of a wholly owned subsidiary of Parent ("SUB"), and InnoServ Technologies, Inc., a California corporation (the "COMPANY"). Sub and the Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

         WHEREAS, the respective Boards of Directors of Sub and the Company have approved, and have determined that it is advisable and in the best interests of their respective shareholders to consummate, the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company (the "PRINCIPAL HOLDERS") have entered into an agreement with Parent, in the form attached hereto as EXHIBIT A (the "COMPANY HOLDER AGREEMENT"), pursuant to which the Principal Holders have agreed, among other things, to vote their Shares (as defined in SECTION 3.1) in favor of the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California General Corporation Laws (the "CGCL"), on the Effective Date (as defined in SECTION 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall by virtue of the Merger continue its corporate existence under the laws of the State of California.

         Section 1.2 EFFECTIVE DATE OF THE MERGER. The Merger shall become effective at the date and time (the "EFFECTIVE DATE") when a properly executed copy of this Agreement and appropriate officers' certificates, in such form as is required by the CGCL, are duly filed with and accepted by the Secretary of State of the State of California, which filing shall be made by the Company and Sub as soon as practicable on the Closing Date (as defined in SECTION 3.10), or at such time thereafter as is provided in such certificate.


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                                       2


                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company as in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the CGCL.

         Section 2.2 BY-LAWS. The By-Laws of Sub as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation until amended in accordance with the CGCL.

         Section 2.3 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Sub immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

          Section 2.4 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 1107 of the CGCL.

         Section 2.5 FURTHER ASSURANCES. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sales, assignments or assurances or any other acts or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation.

                                   ARTICLE III
                            CONVERSION OF SECURITIES

         Section 3.1 PER SHARE MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF COMPANY SHARES. At the Effective Date, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or their respective shareholders (other than the filing of the documents referred to in SECTION 1.2 hereof):

         (a) each share (a "SHARE") of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Date (other than (i) Shares held by Parent or Sub, (ii) Shares held by any corporation, partnership, joint venture, or other entity in which the Company (A) owns directly or indirectly, 50% or more of the outstanding voting securities or equity interests other than the Shares held by the InnoServ Technologies, Inc.

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         Employee Stock Purchase Plan or (B) is a general partner (individually, a "COMPANY SUBSIDIARY," and collectively, the "COMPANY SUBSIDIARIES"),
         (iii) Shares held by any corporation, partnership, joint venture or other entity in which Parent (A) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (B) is a general partner (individually, a "PARENT SUBSIDIARY," and collectively, the "PARENT SUBSIDIARIES"), and (iv) Dissenting Shares
         (as defined in SECTION 3.3) in respect of which appraisal rights are properly exercised and perfected) shall be converted into (i) the right to receive, in cash, an amount equal to (A) the remainder of (I) $16,000,000 minus (II) (a) the MEDIQ Payment (as defined in SECTION 3.7), and (b) the Escrow Payment (as defined in SECTION 3.8), DIVIDED by (B) the number of shares outstanding as of the Effective Date, without interest thereon (the "PER SHARE MERGER CONSIDERATION") and
         (ii) the contingent right to receive additional consideration pursuant to the Escrow Agreement (as defined in SECTION 3.8). The Per Share Merger Consideration shall be payable upon surrender of the certificate previously representing such Share (a "CERTIFICATE") in the manner provided in SECTION 3.2.

                  (b) each Share then owned by any Company Subsidiary shall be canceled without conversion and without payment of consideration and shall cease to exist; and

                  (c) each Share owned beneficially or of record by Parent, Sub or any other Parent Subsidiary immediately prior to the Effective Date shall be canceled without conversion and without payment of consideration and shall cease to exist.

         Section 3.2  PAYING AGENT AND SURRENDER OF CERTIFICATES.

                  (a) Prior to the Effective Date, the Company and Parent shall appoint The Bank of New York or such other bank or trust company selected by Parent and reasonably acceptable to the Company, and having a place of business in New York City, as paying agent (the "PAYING AGENT") for purposes of this Agreement.

                  (b) Immediately after the Effective Date, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, for the benefit of the persons entitled to payment hereunder, funds equal to the remainder of (A) $16,000,000 MINUS (B) (I) the MEDIQ Payment, and
         (II) the Escrow Payment (the "STOCK PAYMENT FUND"). The Paying Agent shall invest the Stock Payment Fund as Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $25,000,000,000. The Stock Payment Fund shall not be used for any other purpose except as provided in this Agreement.

                  (c) On or as soon as practicable after the Effective Date, the Surviving Corporation shall cause the Paying Agent to mail to each person who was a record holder of Company Common Stock at the Effective Date (individually, a "HOLDER" and collectively, the "HOLDERS") (other

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         than Parent, Sub, the Company, Parent Subsidiaries or Company
         Subsidiaries), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall otherwise be in such form and have such provisions as Parent and the Company may reasonably specify) and instructions for use in effecting the surrender for payment of Certificates that immediately prior to the Effective Date represented Company Common Stock. Upon surrender of a Certificate to the Paying Agent, together with a duly executed letter of transmittal, the holder of the Certificate shall be entitled to receive immediately, in exchange therefor cash in an amount equal to the product of the number of Shares previously represented by such Certificate or Certificates surrendered and the Per Share Merger Consideration.

         No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If a payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Paying Agent that such tax has been paid or is not applicable. After the Effective Date, until surrendered in accordance with the provisions of this SECTION 3.2, a Certificate shall represent only the right to receive the Per Share Merger Consideration in cash multiplied by the number of Shares previously evidenced by such Certificate, without any interest thereon and the contingent right to receive additional consideration pursuant to the Escrow Agreement.

                  (d) On or after the one hundred eightieth day following the Effective Date, the Surviving Corporation may by written request require the Paying Agent to remit to the Surviving Corporation (on terms reasonably satisfactory to the Paying Agent) (a "REFUND REQUEST") any funds held in the Stock Payment Fund that (i) have not been applied prior to any such Refund Request to make payments in respect of Certificates or (ii) are not required at the time of such Refund Request to permit the Paying Agent to make payment to the holders of any Certificates that have been surrendered by the date of such Refund Request for which payment is pending, but with respect to which no such payment has yet been made at the time of such Refund Request. Any holders of Shares who have not theretofore complied with Section 3.2(c) shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of their claim for the Per Share Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under California law.

                  (e) The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for the Shares.

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                                       5



                  (f) Neither Parent, Sub nor the Company shall be liable to any holder of Shares for any Per Share Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) The Paying Agent and Surviving Corporation shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as the Paying Agent or Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Paying Agent or Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent or Surviving Corporation.

                  (h) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates the Per Share Merger Consideration as may be required pursuant to SECTION 3.2 upon (i) the making of an affidavit of that fact by the holder thereof, and (ii) if required by Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate.

               (i) Effective as of the date hereof, the Shareholders' Committee (the "SHAREHOLDERS' COMMITTEE") will be constituted and will be composed of Michael Puls, President and Chief Executive Officer of the Company, Dudley Rauch, Chairman of the Board of the Company and a third Holder to be appointed by Mr. Puls and Mr. Rauch, each of whom has agreed to serve as a member of the Shareholders' Committee. The Shareholders' Committee will continue in existence until all of its duties under this Agreement and the Escrow Agreement are discharged.

               (ii) The Shareholders' Committee will have full and irrevocable power and authority to act for and in the name of, and as the agent for, the Holders and the holders of Outstanding Options (as defined in SECTION 3.6) (collectively, the "FORMER HOLDERS") without giving notice to the Former Holders or obtaining their consent, in connection with all matters relating to the Escrow Payment and to enforce, pursue, compromise, settle and waive the rights of the Former Holders relating to the Escrow Payment, subject to the specific limitations set forth below, and to do all such things and execute all such instruments as it deems necessary, proper or desirable in order to promote the interests of the Former Holders, including, without limitation, to settle any dispute with MEDIQ Incorporated ("MEDIQ") relating to the Escrow Agreement; provided that in no event will the Shareholders' Committee have the power or authority to settle any dispute among the Holders with respect to their individual proportion of the Escrow Payment as disbursed by the Escrow Agent (as defined in the Escrow Agreement), if any, to be received by any Former Holder.

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                                       6


          Any determination as to what is in the interests of the Former Holders made by the Shareholders' Committee in good faith will be conclusive and binding on all Former Holders and their successors and assigns.

               (iii) The Shareholders' Committee (A) may rely on any document believed by it to be genuine and to have been signed or presented by the proper person, (B) need not investigate any fact or matter stated in such document, and (C) may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. The Shareholders' Committee may consult with counsel and the advice or opinion of such counsel as to matters of law will be full and complete authorization and protection in respect of any action taken, omitted, or suffered by it under this Agreement in good faith and in accordance with the advice or opinion of such counsel.

               (iv) Any action to be taken by the Shareholders' Committee may be taken by a majority of its members present at a meeting of the Shareholders' Committee (a quorum being present), including any meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all members of the Shareholders' Committee. If a member of the Shareholders' Committee resigns, dies, or becomes incapacitated, the remaining members of the Shareholders' Committee will appoint a successor member, notwithstanding the absence of a quorum. If all three positions on the Shareholders' Committee become simultaneously vacant, successors may be appointed by the written action of the Former Holders of a majority of the shares of Company Common Stock and the Outstanding Options as of the Effective Date, except that if such vacancy results from the simultaneous resignation of members of the Shareholders' Committee, the resigning member(s) may appoint successors. The number of members of the Shareholders' Committee will be three. Unless he resigns, each member of the Shareholders' Committee will serve until the duties of the Shareholders' Committee have been fully discharged. At any meetings of the Shareholders' Committee, two members will constitute a quorum.

               (v) The Shareholders' Committee and its members will not be liable for any action they take or omit to take in good faith that they believe to be authorized or within their rights or powers. All out-of-pocket expenses reasonably incurred on or after the Effective Date by the Shareholders' Committee (including attorneys' and professionals' fees) in discharging the duties of the Shareholders' Committee under this Agreement will be paid out of the Escrow Payment pursuant to the terms of the Escrow Agreement. The Surviving Corporation shall indemnify, defend and hold harmless each member of the Shareholders' Committee (and their respective successors, assigns,

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                                       7


          heirs, executors, administrators and representatives) against any and all costs, expenses, claims, damages or liabilities arising out of or based upon any action or inaction of the Shareholders' Committee under or in connection with this Agreement or the Escrow Agreement.

         Section 3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders who have properly exercised appraisal rights with respect thereto under Section 1301 of the CGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Per Share Merger Consideration as provided in SECTION 3.1, but the holders of Dissenting Shares shall be entitled to receive such payment as shall be determined pursuant to Chapter 13 of the CGCL; provided, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the CGCL, then such holder shall forfeit the right of dissent and each such holder's Shares shall thereupon be deemed to have been converted as of the Effective Date into the right to receive the Per Share Merger Consideration, without any interest thereon, as provided in SECTION 3.1, and such Shares shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands for payment under Section 1301 of the CGCL received by the Company. Except as required by applicable law, prior to the Effective Date, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         Section 3.4 CONVERSION OF SUB SECURITIES. At the Effective Date, each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Date shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation.

         Section 3.5 SHAREHOLDERS TO HAVE NO FURTHER RIGHTS. At and after the Effective Date, the holder of a Certificate shall cease to have any rights as a shareholder of the Company, except for (i) the right to surrender such Certificate in exchange for the amount of Per Share Merger Consideration and the contingent right to receive additional consideration pursuant to the Escrow Agreement to which such holder is entitled under this Agreement and (ii) the rights available under the CGCL for Dissenting Shares. In no event shall the holder of a Certificate have any rights as a shareholder of the Surviving Corporation.

         Section 3.6 STOCK OPTIONS. At the Effective Date, each of the options to purchase Company Common Stock granted under (i) the Company's 1992 Stock Incentive Plan, as amended (the "STOCK OPTION PLAN") that is outstanding as of the Effective Date and (ii) the Stock Option Agreement dated as of December 11, 1996 between the Company and Michael G. Puls (the "PULS AGREEMENT," and collectively with the options outstanding under the Stock Option Plan, the "OUTSTANDING OPTIONS"), whether or not then vested, exercisable or effective, shall, by action of the Board of Directors of the Company or a duly authorized Committee thereof, under the terms of the Stock Option Plan and the agreements evidencing the options granted thereunder or the Puls Agreement, as applicable, and without any action on the part of the holder thereof, vest and become effective and exercisable solely for the Per Share Merger Consideration (without interest). Prior to the Effective Date, each holder of Outstanding Options shall be offered the right to execute an agreement, substantially in the form attached hereto as Exhibit B, to cancel such Outstanding Options. Immediately after the Effective Date and in no event later than the first payment to a Holder pursuant to SECTION 3.2, Parent shall cause the Surviving Corporation to pay to each holder of an Outstanding Option who executes such an agreement, in consideration for such cancellation, an amount in cash (less applicable withholding taxes, if any) equal to the amount and in the manner set forth in the agreement attached hereto as Exhibit B; provided that if such amount is equal to or less than zero, such Outstanding Option shall be deemed canceled and terminated. For purposes of this SECTION 3.6, each of the Company, Sub and Parent agree that each option listed on SECTION 5.2 of the Company's Disclosure Schedule (as hereinafter defined), unless such option is exercised or expires in accordance with the provisions of Stock Option Plan or Puls Agreement prior to the Effective Date, is an Outstanding Option.

         Section 3.7 MEDIQ PAYMENT. Immediately after the Effective Date, and in no event later than the first payment to a Holder pursuant to SECTION 3.2, the Parent shall cause the Surviving Corporation to pay to MEDIQ in cash, without interest thereon and less applicable withholding taxes, if any, by wire transfer to an account designated by MEDIQ an amount equal to $3,218,997 (the "MEDIQ Payment.")

         Section 3.8 Escrow Payment. Immediately after the Effective Date, Parent shall cause the Surviving Corporation to deposit with the Paying Agent, an amount, in cash, equal to $833,879 (the "Escrow Payment"), to be disbursed by the Paying Agent pursuant to the terms and conditions of the escrow agreement attached hereto as Exhibit C (the "Escrow Agreement"). In the event that the parties to the Escrow Agreement shall provide written notice to the Parent, duly executed by each such party prior to the Effective Date that such parties have reached agreement with respect to the disbursement of the Escrow Payment, the Company, Parent and Sub each hereby agrees to amend this Agreement to reflect such agreement.

         Section 3.9 CLOSING OF THE COMPANY'S TRANSFER BOOKS. After the close of business on the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Shares shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be forwarded to the Paying Agent and be subject to the provisions of SECTION 3.2.

         Section 3.10 CLOSING. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to SECTION 10.1, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
ARTICLE IX, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place (i) at the offices of Gibson, Dunn & Crutcher, 1717 Main Street, Suite 5400, Dallas, Texas, at 9:00 A.M. local time on a date to be specified by Parent and the Company, but as soon as practicable (and in any event within two business days) after the day on which the last of the conditions set forth in ARTICLE IX is fulfilled or, if permissible, waived or (ii) at such other time and place as Parent and the Company shall agree in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing will not have a Parent Material Adverse Effect (as defined in SECTION 4.7).

         Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or violate the charter or by-laws of Parent or (b) result in any breach or constitute a default (with or without notice or lapse of time, or both) or give rise in others to any rights of termination, cancellation or acceleration under any agreement, indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any Parent Subsidiary or its or their respective assets, other than, in the case of clause (b) only, breaches, defaults, violations and losses of rights that would not have a Parent Material Adverse Effect and the laws and regulations referred to in the next sentence. Except in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which filing has been made) (the "HSR ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement, except where the failure to make any such filing or registration or obtain any such authorization, consent or approval would not have a Parent Material Adverse Effect or prevent or materially delay consummation of the Merger.

         Section 4.3 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or Sub to be included or incorporated by reference in the proxy statement of the Company (the "PROXY STATEMENT") required to be mailed to the shareholders of the Company in connection with the Merger will at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as defined in SECTION 8.2) to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 4.4 FINANCIAL ADVISOR. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 4.5 PARENT NOT AN INTERESTED SHAREHOLDER. Neither Parent nor any of its affiliates is an "Interested Party" pursuant to Section 1203 of CGCL.

         Section 4.6 FINANCING. Parent and Sub have available to them funds necessary to satisfy their respective obligations hereunder.

         Section 4.7. PARENT ADVERSE EFFECT. For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means any change, effect, circumstance or event that is materially adverse to the business, operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, other than changes, effects, circumstances or events: (i) affecting Parent's industry generally,
(ii) resulting from general economic conditions, or (iii) resulting from the transactions contemplated by this Agreement or the announcement thereof.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule delivered by the Company to Parent and Sub on the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (it being understood that disclosure of any items, facts, circumstances or the like as an exception with respect to a representation, warranty or covenant of the Company in the Company Disclosure Schedule with reference to a particular section of this Agreement shall be deemed to be disclosed, and an exception with respect to all representations, warranties and covenants of the Company, if a reasonable person knowledgeable of the Company's industry would determine, in light of the level and particularity of the disclosure, that such disclosure is relevant or an exception would be applicable):

         Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on SECTION 5.1 of the Company Disclosure Schedule. Each of the Company and the Company Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing will not have a Company Material Adverse Effect. Complete and correct copies as of the date hereof of the charter and by-laws or comparable organizational documents of the Company and each of the Company Subsidiaries have been delivered to Parent, and such charters, by-laws or comparable organizational documents are in full force and effect.

         Section 5.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 10,000,000 shares of Company Common Stock, par value $0.01 per share, and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of the date hereof, (i) 3,009,395 shares of Company Common Stock were outstanding and no shares of Company Common Stock were held by the Company or any Company Subsidiary, (ii) 405,200 shares of Company Common Stock were reserved for issuance pursuant to Outstanding Options, and
(iii) no shares of Company Preferred Stock were outstanding. All of the shares of outstanding Company Common Stock were validly issued, fully paid and non-assessable. SECTION 5.2 of the Company Disclosure Schedule contains a correct and complete list as of the date hereof of each outstanding option to purchase Shares under the Stock Option Plan and Puls Agreement, including the holder, date of grant, exercise price, expiration date and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or another Company Subsidiary, free and clear of any lien, pledge, security interest, right of first refusal, agreement limitation on voting rights, claim or other encumbrance. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's shareholders may vote ("COMPANY VOTING DEBT") issued or outstanding. Except as set forth in SECTION 5.2 of the Company Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, reserve for issuance, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

         Section 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Board of Directors of the Company has duly approved the Merger and this Agreement in accordance with Section 1101 of the CGCL and has resolved to recommend the approval of this Agreement by the Company's shareholders and directed that this Agreement be submitted to the Company's shareholders for approval; provided such recommendation may be modified or withdrawn as contemplated by SECTION 8.8 or if the Board of Directors of the Company determines in good faith, and after consultation with independent counsel, that such action is necessary to properly discharge its fiduciary duties. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, in accordance with the provisions of the CGCL and the Company's Articles of Incorporation and By-Laws, as amended, to carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company (except for the approval by affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the provisions of the CGCL and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly executed by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. Except as set forth in SECTION 5.3 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or violate the charter, bylaws or the equivalent organizational documents of the Company or any of its Subsidiaries, or (b) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any agreement, indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or its or their respective assets, other than, in the case of clause (b) only, such breaches, defaults, violations and losses of rights that would not have a Company Material Adverse Effect and the laws and regulations referred to in the next sentence. Except as disclosed in SECTION 5.3 of the Company Disclosure Schedule or in connection or in compliance with the provisions of the HSR Act (which filing has been made), the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, except where the failure to make such filing or registration or obtain such authorization, consent or approval would not have a Company Material Adverse Effect or prevent or materially delay consummation of the Merger.

         Section 5.4  REPORTS AND FINANCIAL STATEMENTS.

                  (a) Since April 30, 1995, the Company has filed all reports and other documents that it was required to file with the Securities and Exchange Commission (the "COMMISSION"). The Company has furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended April 30, 1996 and April 30, 1997, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997, October 31, 1997, and January 31, 1998 as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since April 30, 1996, and (iv) all reports on Forms 8-K filed with, and registration statements declared effective by, the Commission since April 30, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material and Reports on Form 10-Q not referred to in clause
         (ii) above) that the Company was required to file with the Commission from April 30, 1996 to the date hereof (clauses (i) through (iv) being referred to herein collectively as the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The financial statements included or incorporated by reference in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, to normal year-end audit adjustments), (ii) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company.

                  (c) Neither the Company nor any Company Subsidiary has any liability or is subject to any loss contingency, other than (i) as reflected or disclosed in the financial statements or notes thereto included in the Company SEC Reports, (ii) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of January 31, 1998 (the "1998 COMPANY BALANCE SHEET"), (iii) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1998 Company Balance Sheet, (iv) incurred since January 31, 1998 in the ordinary course of business consistent with past practice, (v) incurred in connection with this Agreement, (vi) as set forth in SECTIONS 5.4, 5.5, 5.6, 5.7, 5.8,
         5.10 and 5.14 of the Company Disclosure Schedule, or (vii) which would not have a Company Material Adverse Effect.

         Section 5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS; LITIGATION. Except as disclosed in the Company SEC Reports or as disclosed in SECTION 5.5 of the Company Disclosure Schedule, since April 30, 1997:

                  (a) there has not been (i) any events which, individually or in the aggregate, have had or are reasonably likely to have a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any material change by the Company in accounting principles, practices or methods;

                  (b) there has not been any increase in the compensation payable or that could become payable by the Company or any Company Subsidiary to executive officers or any amendment of any of the plans described in SECTION 5.6 (other than increases or amendments in the ordinary course);

                  (c) there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings (i) pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any Company Subsidiary or (ii) to the knowledge of the executive officers of the Company, pending against any current or former director or executive officer of the Company in their capacity as such, in the case of each of (i) and (ii) that, individually or in the aggregate, would have a Company Material Adverse Effect;

                  (d) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity (as defined in SECTION 9.1) against the Company or any Company Subsidiary, any of its or their properties, assets or business, or, to the knowledge of the executive officers of the Company, any of its or their current or former directors or executive officers in their capacity as such, except as would not have, individually or in the aggregate, a Company Material Adverse Effect; and

                  (e) the Company and the Company Subsidiaries have conducted their business in the ordinary course in all material respects.

         Section 5.6  BENEFIT PLANS; EMPLOYEES AND EMPLOYMENT PRACTICES.

                  (a) SECTION 5.6(A) of the Company Disclosure Schedule sets forth a true and complete list of each of the following to which the Company or any Company Subsidiary is a party or by which it is bound or pursuant to which it may be required to make any payment:

                           (i) other than those described in SECTION 5.6(B) of
                  the Company Disclosure Schedule, each retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, retiree welfare or benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral (THE "NON-ERISA PLANS"); and

                           (ii) other than the Non-ERISA Plans and other than
                  those described in Section 5.6(b) of the Company Disclosure Schedule, each employee collective bargaining agreement and each agreement, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any current or former officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control) (the "COMPENSATION COMMITMENTS").

                  True and complete copies of all written Non-ERISA Plans and Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Non-ERISA Plan and Compensation Commitment have been delivered to Parent. SECTION 5.6(A) of the Company Disclosure Schedule contains a true and complete description of all oral Non-ERISA Plans and Compensation Commitments. Except as set forth in SECTION 5.6(A) of the

         Company Disclosure Schedule, no payments under any Non-ERISA Plan or Compensation Commitment will be triggered as a result of the Merger.

                  (b) (i) SECTION 5.6(B) of the Company Disclosure Schedule sets forth a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any employee or former employee of the Company or any Company Subsidiary (the "PENSION PLANS") and each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) covering any employee or former employee of the Company or any Company Subsidiary (the "WELFARE PLANS") (collectively the "PLANS"). Except as disclosed in SECTION 5.6(B) of the Company Disclosure
                  Schedule: (A) neither the Company nor any Company Subsidiary has ever maintained any defined benefit Pension Plan, and (B) none of the Company or any Company Subsidiary, or any other person or entity that, together with the Company and the Company Subsidiaries, is treated as a single employer under
                  Section 414 of the Code (an "ERISA AFFILIATE") has ever been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

                           (ii) The Company has delivered to Parent, with
                  respect to each Plan, correct and complete copies, where applicable, of (A) all Plan documents and amendments, trust agreements and insurance and annuity contracts and policies,
                  (B) the most recent determination letter received from the Internal Revenue Service, (C) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed three Plan years, and (D) the current and most recent summary plan description.

                           (iii) Each Plan which is intended to qualify under
                  Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified under the Code or a request for a determination letter has been submitted to the Internal Revenue Service; and, to the knowledge of the executive officers of the Company, no circumstance exists which would cause a Plan which is so qualified to cease being so qualified.

                  (c) Except as disclosed in SECTION 5.6(C) of the Company Disclosure Schedule: (i) each Plan complies, and has been administered to comply, with all requirements of law and regulations applicable thereto, except as would not result in a Company Material Adverse Effect, and the Company has received no notice from any governmental authority questioning or challenging such compliance and there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the executive officers of the Company, threatened involving such Plans or the assets of such Plans, except as would not result in a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary has any obligations under any of the Welfare Plans or otherwise to provide health or death benefits to or in respect of former employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA; and (iii) neither the Company nor any Company Subsidiary has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (A) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (B) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (C) under Section 302 of ERISA or Section 412 of the Code or (D) under Title IV of ERISA, except as would not result in a Company Material Adverse Effect.

                  (d) As of the date of this Agreement, except as disclosed in
         SECTION 5.6(D) of the Company Disclosure Schedule, there are no controversies, strikes, work stoppages or disputes pending between the Company or any Company Subsidiary and any current or former employees except such as would not result in a Company Material Adverse Effect. To the knowledge of the executive officers of the Company, no organizational effort by any labor union or other collective bargaining unit currently is under way with respect to any employees of the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any labor union contract or collective bargaining agreements with respect to persons employed by the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice, and there is no unfair labor practice complaint pending against the Company or any Company Subsidiary, in either case that would result in a Company Material Adverse Effect.

     Section 5.7 TAXES. (a) The following definitions apply to the terms set forth below when used in this Agreement:

                            (i) "TAX" (and, with correlative meaning, "TAXES")
                  shall mean: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company or any Company Subsidiary for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member or an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company or any Company Subsidiary under any Tax Sharing Arrangement or Tax indemnity arrangement.

                           (ii) "TAX RETURN" shall mean any return, report or
                  similar statement required to be filed with any governmental agency or other governmental authority with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                          (iii) "TAX SHARING ARRANGEMENT" shall mean any written
                  or unwritten arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or has included the Company or any Company Subsidiary.

                  (b) Except as set forth in SECTION 5.7 of the Company Disclosure Schedule, (i) the Company and each Company Subsidiary have filed all Tax Returns required to be filed and have paid all Taxes shown to be due on such Tax Returns, except those where the failure to file or pay would not, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) all Tax Returns filed by the Company and each Company Subsidiary are complete and accurate in all material respects; (iii) to the knowledge of the executive officers of the Company, neither the Company nor any Company Subsidiary has waived in writing any statute of limitations in respect of Taxes that is currently in effect; (iv) to the knowledge of the executive officers of the Company, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes of the Company or any Company Subsidiary; (v) all material deficiencies successfully asserted or material assessments successfully made as a result of any examination of the Tax Returns referred to in clause (i) and that have become due and payable have been paid in full;
         (vi) there are no material liens for Taxes upon the assets of the Company or any Company Subsidiary; (vii) all Taxes which the Company or any Company Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company, except where the failure to withhold or collect for payment would not result in a Company Material Adverse Effect; and (viii) to the knowledge of the executive officers of the Company, neither the Company nor any Company Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member.

                  (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA") and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement, other than Taxes for which neither the Company, Parent or Sub are liable.

                  (d) Since the 1998 Company Balance Sheet date, the Company has not prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods.

                  (e) As a result of the transactions contemplated by this Agreement (including the termination of employment of any employee of the Company or any Company Subsidiary after the Effective Date), neither the Company nor any Company Subsidiary will be obligated to make a payment (i) that would be a "parachute payment" to an individual that is currently a "disqualified individual" with respect to the Company as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (ii) of compensation that would not be deductible under Section 162 of the Code.

         Section 5.8 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 5.8 of the Company Disclosure Schedule, and to the knowledge of the executive officers of the Company: (i) the operations of the Company comply and have complied with all Environmental Laws applicable to it including, without limitation, with respect to the handling and disposal of Hazardous Material, except as would not have a Company Material Adverse Effect; (ii) the Company maintains all permits required pursuant to Environmental Laws applicable to it, except as would not have a Company Material Adverse Effect and is not party to any judicial or administrative proceeding alleging the violation of any Environmental Law applicable to it; (iii) none of the Company's operations or properties is the subject of an investigation by a governmental authority evaluating whether any remedial action is needed to respond to a release of Hazardous Material into the environment; (iv) the Company has not filed any notice under any Environmental Law applicable to it reporting a spill or release of a Hazardous Material into the environment; and (v) the Company (or its predecessors in interest) has not arranged for, or transported, disposed, released or spilled any Hazardous Material at the Company's facilities or at any other location, except as would not result in a Company Material Adverse Effect. For the purposes of this SECTION 5.8, "ENVIRONMENTAL LAWS" shall mean any federal, state, or local law, rule, regulation or other binding order or determination of any governmental authority, including permits, relating to or imposing liability or standards of care with respect to pollution, protection of the environment or occupational safety and health; and "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, hazardous substance, toxic substance, hazardous waste or any constituent of such substances or wastes regulated under Environmental Laws including, without limitation, petroleum, including any fraction thereof, radioactive material, asbestos and polychlorinated biphenyls.

         Section 5.9 INTELLECTUAL PROPERTY MATTERS. SECTION 5.9 of the Company Disclosure Schedule contains a list of all trademarks, copyrights, and patents owned by the Company. Except as set forth in SECTION 5.9 of the Company Disclosure Schedule, the Company or a Company Subsidiary owns, or is licensed or otherwise possess legally enforceable rights to use, all trademarks, copyrights, patents and other intellectual property that are used in the business of the Company and the Company Subsidiaries as currently conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 5.10 MATERIAL CONTRACTS. Except for such failures as set forth in SECTION 5.10 of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries have substantially performed their respective obligations under each lease, contract or other agreement to which it is a party and under which the consequences of a default or termination would have a Company Material Adverse Effect (the "MATERIAL CONTRACTS").

         Section 5.11 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the Company SEC Reports or SECTION 5.11 of the Company Disclosure Schedule, the businesses of each of the Company and the Company Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws (collectively, "LAWS"), except for such violations that, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as set forth in SECTION 5.11 of the Company Disclosure Schedule, the Company and the Company Subsidiaries each has all permits, license, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (the "COMPANY LICENSES") necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect.

         Section 5.12 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "TAKEOVER STATUTE") or any applicable anti-takeover provision in the Company's Articles of Incorporation and By-Laws or any shareholder rights agreement is, or at the Effective Date will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Company Holder Agreement. Assuming the accuracy of Parent's representations and warranties contained in SECTION 4.5, the Board of Directors of the Company has taken all action so that Parent will not become an "Interested Party" pursuant to Section 1203 of the CGCL.

         Section 5.13 FAIRNESS OPINION. The Company has received the written opinion of SBC Warburg Dillon Read, Inc., financial advisors to the Company (the "COMPANY FINANCIAL ADVISOR"), as of the date of delivery of such opinion, to the effect that the Per Share Merger Consideration paid to the Holders pursuant to
SECTION 3.2 is fair to the shareholders of the Company from a financial point of view.

         Section 5.14 FINANCIAL ADVISOR. Except as set forth in SECTION 5.14 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements referenced in SECTION 5.14 of the Company Disclosure Schedule have been provided to Parent.

         Section 5.15 INDUSTRY CONDITIONS. Except as set forth in SECTION 5.15 of the Company Disclosure Schedule, as of the date of this Agreement, the executive officers of the Company have no knowledge of any pending or proposed consolidation effecting any current customer or supplier of the Company or the non-availability of any parts or components required by the Company or the Company Subsidiaries that would be materially adverse to the business, operations or financial condition of the Company and the Company Subsidiaries taken as a whole.

         Section 5.16. CUSTOMERS. Except as set forth in SECTION 5.16 of the Company Disclosure Schedule, as of the date of this Agreement no single customer or group of related customers accounts for more than ten percent of the consolidated revenues of the Company and the Company Subsidiaries for the most recent 12 full calendar months.

         Section 5.17. COMPANY MATERIAL ADVERSE EFFECT. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, circumstance or event that is materially adverse to the business, operations or financial condition of the Company and the Company Subsidiaries taken as a whole, other than changes, effects, circumstances or events: (i) set forth in
SECTION 5.5 of the Company Disclosure Schedule, (ii) affecting the Company's and the Company Subsidiaries' industry generally or resulting from general industry trends, including, without limitation, the consolidation of hospitals and other healthcare providers or affecting the Company's customers, the consolidation of suppliers of parts and components used in the business of the Company and the Company's Subsidiaries, the non-availability of parts and components required by the Company and the Company Subsidiaries, or actions by competitors of the Company or the Company Subsidiaries, (iii) resulting from general economic conditions or continuing trends with respect to Company operating losses or liquidity concerns or (iv) resulting from the transactions contemplated by this Agreement or the announcement thereof, it being agreed that any change, effect, circumstance or event shall be presumed, unless there is clear evidence to the contrary, to have resulted from the transactions contemplated by this Agreement or the announcement thereof.

         Section 5.18. KNOWLEDGE. Any reference herein to "the knowledge of the executive officers of the Company" or words of similar importance shall mean to the actual knowledge of the officers of the Company and the employees identified in Section 5.18 of the Company Disclosure Schedule.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Parent and Sub jointly and severally represent and warrant to the Company as follows:

         Section 6.1 ORGANIZATION. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Complete and correct copies of the Articles of Incorporation and By-Laws of Sub have been delivered to the Company.

         Section 6.2 CAPITALIZATION. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by a wholly owned subsidiary of Parent free and clear of all liens, claims and encumbrances.

         Section 6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sub and the consummation of the transactions contemplated hereby by Sub have been duly authorized by all necessary corporate action on the part of Sub, including any necessary action of Sub's shareholder. This Agreement has been duly executed by Sub and constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Sub is not subject to or obligated under any charter or by-law provision which would be breached or violated by its executing and carrying out this Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act amended (which filing has been made), the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement, except where the failure to make such filing or registration or obtain such authorization, consent or approval would not prevent or materially delay consummation of the Merger or have a Parent Material Adverse Effect.

         Section 6.4 SUB ACTION. The Board of Directors of Sub (at a meeting duly called and held or by unanimous written consent in lieu of meeting) has by the requisite vote or consent of directors approved the Merger and Merger Agreement in accordance with the applicable provisions of Section 1101 of the CGCL.

         Section 6.5 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Sub is not a party to any contract or agreement other than this Agreement.

                                   ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 7.1 CONDUCT OF BUSINESS BY THE COMPANY. Prior to the Effective Date or earlier termination of this Agreement, except as expressly contemplated by this Agreement or as set forth in SECTION 7.1 of the Company Disclosure Schedule, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed (except in the case of SECTIONS 7.1(B), 7.1(C)(I), 7.1(C)(II), 7.1(C)(III), 7.1(C)(IV), 7.1(C)(V), 7.1(C)(VII), 7.1(D),
and 7.1(E), where such agreement is within the sole discretion of Parent):

                  (a) subject to the limitations expressly contemplated by this Agreement, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective operations in the usual and ordinary course consistent with past practice, and shall use its commercially reasonable efforts, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts, to preserve substantially intact its present business organization, keep available the services of its present executive officers and key employees and preserve its present relationships and goodwill with customers, suppliers, creditors, lessors, employees and others having business dealings with it to the end that its goodwill and on-going businesses shall not be materially impaired at the Effective Date;

                  (b) the Company shall not, nor shall it propose to, except as required or permitted by this Agreement, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of the Company Subsidiaries, (ii) amend its Articles of Incorporation or By-Laws,
         (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock (except in connection with any exercise of any existing stock option pursuant to which the exercise price is paid in shares of the Company Common Stock);

                  (c) the Company shall not, nor shall it permit any of the Company Subsidiaries to, (i) except as required by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock (except in connection with the exercise of any existing stock option), (ii) amend in any respect existing agreements evidencing any existing stock option (including, without limitation, the exercise or strike prices thereof) or the Stock Option Plan or the Puls Agreement pursuant to which such options were granted, except as provided in SECTION 3.6 hereof, and provided that the Company shall have the right to cancel any Outstanding Options which will expire on their terms prior to July 30, 1998 in exchange for payment to the holders of such Outstanding Options of an amount which shall not exceed the amount that would be payable to such holder pursuant to SECTION 3.6 hereof, (iii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets, or make any other capital expenditures, with a value, in the aggregate for all such capital assets or other capital expenditures, in excess of $50,000 (including in such calculation the proceeds of any sale/leaseback transactions), (iv) (A) create, incur, assume or permit additional indebtedness for borrowed money (including obligations in respect of capital leases), other than loans and advances to and from Company Subsidiaries and periodic drawdowns under the Company's credit facilities existing as of the date hereof, provided that the amount available under such facilities as of the date hereof is not increased,
         (B) other than in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, (C) other than in the ordinary course of business consistent with past practice, encumber or grant a security interest in any asset, or (D) other than in the ordinary course of business consistent with past practice, make any loans or advances to any other person, or enter into any agreement or instrument relating to the borrowing of money or the extension of credit, (v) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, (vi) enter into any contracts, agreements or other arrangements with vendors (A) pursuant to which the Company or any of the Company Subsidiaries would be obligated to purchase products or services from such vendors having a value in excess of $100,000 in any year or (B) which are not terminable within six months without penalty (excluding contracts, agreements or other arrangements entered into or assumed in the ordinary course of business to satisfy customer requirements) or (vii) purchase, transfer, lease, sell, mortgage, pledge, dispose of or encumber any real property, (viii) effect any improvements or expansions thereof (excluding maintenance and repairs in the ordinary course of business) or (ix) in each case subject to the exclusions and exceptions set forth above, adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) the Company shall not, nor shall it permit any of the Company Subsidiaries to, except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former director, officer or employee (excluding arrangements not involving capital stock of the Company with new employees in the ordinary course of business and consistent with past practice), (ii) increase in any manner the compensation or fringe benefits of any director, executive officer or employee (provided, that the Company and the Company Subsidiaries shall be permitted to award normal salary increases to employees (other than executive officers) of the Company and the Company Subsidiaries in the ordinary course of business that are consistent with past practice (including without limitation in connection with any promotion of such employee) and that, in the aggregate, do not result in a material increase in compensation expense to the Company and the Company Subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement (excluding arrangements not involving capital stock of the Company with new employees in the ordinary course of business and consistent with past practice), (iv) grant any awards under the Stock Option Plan or, except in the ordinary course of business consistent with past practice and not involving the capital stock of the Company, any other bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing; provided, that notwithstanding the provisions of this clause
         (d), the Company and the Company Subsidiaries shall be permitted to settle disputes with employees, hire new employees and to promote employees, provided that such settlements, hirings and promotions are in the ordinary course of business consistent with past practice;

                  (e) the Company shall not, nor shall it permit the Company Subsidiaries to, make any change in its accounting policies or procedures, including without limitation its accounting for inventory and its practices in determining reserves, except as required under generally accepted accounting principles;

                  (f) the Company shall not, nor shall it permit the Company Subsidiaries to, modify, amend or terminate any Material Contract or waive, release or assign any material rights or claims thereunder, except in the ordinary course of business or as would not result in a Company Material Adverse Effect;

                  (g) the Company shall not, nor shall it permit any Company Subsidiary to, file any Tax Return or make any Tax election inconsistent with past practice;

                  (h) the Company shall not, or shall it permit the Company Subsidiaries, to settle or compromise any litigation, except for an amount less than the amount set forth in SECTION 7.1(H) of the Company Disclosure Schedule $50,000 in the aggregate; and

                  (i) the Company shall use reasonable efforts to refrain from taking, and shall not permit any of the Company Subsidiaries to take, any action that would, or reasonably might be expected to, result in any of the conditions to the Merger set forth in ARTICLE IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the Merger.

         Section 7.2 REPORTS. All reports that the Company files with the Commission after the date hereof and prior to the Effective Date or the earlier termination of this Agreement shall, as of their respective dates, comply in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such reports and, as of their respective dates, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 7.3 OBLIGATIONS OF PARENT AND SUB; CONDUCT OF BUSINESS OF SUB. Each of Parent and Sub shall use reasonable efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of the conditions to the Merger set forth in ARTICLE IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of Parent or Sub to obtain any of the regulatory approvals required to consummate the Merger) and provided further that notwithstanding anything to the contrary in this Agreement, neither Parent nor Sub shall be in any way obligated to take any action in order to obtain the termination or expiration of the waiting period under the HSR Act, except as provided in EXHIBIT D. During the period from the date of this Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

         Section 8.1 ACCESS AND INFORMATION. Upon reasonable notice, the Company and the Company Subsidiaries shall afford to Parent and to Parent's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree), and in a manner so as not to interfere materially with the normal business operations of the Company and the Company Subsidiaries, throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, records and personnel. During such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of the Company and the Company Subsidiaries as Parent may reasonably request. Parent and Sub shall hold, and shall cause its affiliates, employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated November 8, 1996, between Parent and Dillon, Read & Co. (now known as SBC Warburg Dillon Read, Inc.) (on behalf of the Company), as amended (the "CONFIDENTIALITY AGREEMENT"), and, in the event of termination of this Agreement for any reason, will promptly comply with the terms of the Confidentiality Agreement. During the period prior to the Effective Date, upon Parent's reasonable request sufficiently in advance to allow the Company to make arrangements therefore, the Company shall make its accountants, counsel, lenders and other representatives available to Parent and to Parent's accountants, counsel and other representatives at reasonable times.

         Section 8.2 SHAREHOLDERS' MEETING. Subject to its fiduciary duties, as determined by the Board of Directors of the Company after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel) or as contemplated by SECTION 8.8 in connection with the receipt by the Company of a Business Combination Proposal (as defined in SECTION 8.8) that the Board of Directors of the Company reasonably determines will result in a Superior Proposal (as defined in SECTION 8.8), as promptly as practicable:

                  (a) the Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation, as amended, and By-Laws, to call a special meeting of the holders of Company Common Stock (the "COMPANY MEETING") for the purpose of considering and taking action to authorize this Agreement and the Merger contemplated hereby pursuant to the CGCL; and

                  (b) include in the Proxy Statement the recommendation of the Board of Directors of the Company that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting.

         At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub or any other Parent Subsidiary, or with respect to which

Parent, Sub or any other Parent Subsidiary holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Agreement.

         Section 8.3  PROXY STATEMENT.

                  (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials with respect to the actions to be taken at the Company Meeting, which, as to those matters relating to Parent, shall be in form and substance reasonably satisfactory to Parent. As promptly as reasonably practicable after comments are received from the Commission with respect to such preliminary proxy materials, the Company shall use reasonable efforts to respond to the comments of the Commission. Parent shall provide the Company with such information as may be required to be included in the proxy statement or as may be reasonably required to respond to any comment of the Commission. After all the comments received from the Commission have been cleared by the Commission staff and all information required to be contained in the proxy statement has been included therein by the Company, the Company shall file with the Commission the Proxy Statement and the Company shall use reasonable efforts to have the Proxy Statement cleared by the Commission as soon thereafter as practicable. The Company shall cause the Proxy Statement to be mailed to its shareholders of record as promptly as reasonably practicable after clearance by the Commission.

                  (b) Parent and the Company shall make all necessary filings applicable to it with respect to the Merger under the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar securities laws and shall use its best reasonable efforts to obtain required approvals and clearances with respect thereto.

         Section 8.4  EMPLOYEE MATTERS.

                  (a) As of and after the Effective Date, Parent shall cause the Surviving Corporation and the Company Subsidiaries to provide or continue to provide such plans, programs, agreements or arrangements on behalf of the employees of the Company and the Company Subsidiaries immediately prior to the Effective Date ("AFFECTED EMPLOYEES") so as to provide, in the aggregate, employee benefits which are substantially equivalent or superior (including cost to the employees) to the benefits provided to such Affected Employees immediately prior to the Effective Date, and shall credit all past service of such Affected Employees for all purposes under such plans, programs, agreements and arrangements to the same extent such service was recognized immediately prior to the Effective Date. To the extent that any Affected Employee becomes eligible for participation in employee benefit plans and programs maintained by Parent (the "PARENT BENEFIT PLANS"), such Affected Employee's years of service with the Company and the Company Subsidiaries prior to the Effective Date shall be recognized for purposes of eligibility and vesting (including waiting periods and pre-existing conditions), and, with respect to vacation and severance plans, for purposes of benefit accrual and benefit determination.

                  (b) Without limiting the foregoing, Parent shall cause the Surviving Corporation and its subsidiaries to provide or continue to provide severance benefits equal or superior to the severance benefits described in SECTION 5.6(A) of the Company Disclosure Schedule, and shall cause the Surviving Corporation and its subsidiaries to honor all severance obligations to the Affected Employees in accordance with their terms.

                  (c) As soon as practicable after the date hereof, but in no event later than 10 days from the date hereof, the Company (after consultation with and approval by Parent) shall take action (i) to amend the Company's Employee Stock Purchase Plan to provide that a participant in such plan may not increase his or her compensation contribution percentages after the date of such amendment and (ii) to provide that such Employee Stock Purchase Plan shall be terminated as of the Effective Date.

                  (d) After the date of this Agreement and prior to the Effective Date, the Company and the Company Subsidiaries, after consultation with, and upon the consent of, Parent (which consent shall not be unreasonably withheld), shall have the right to enter into agreements with certain of its employees to pay retention bonuses after consultation with Parent, and upon such terms and conditions as the Company may reasonably determine are necessary to retain the services of such employees through, and in some cases, beyond, the Effective Date, provided that the amount of such bonuses shall not exceed $250,000 in the aggregate.

                  (e) Prior to the Effective Date, (i) Parent shall contact employees of the Company and the Company Subsidiaries respecting employment or termination of employment after the Effective Date only with the prior consent of the Company which consent shall not be unreasonably withheld, and Parent shall consult with the Company as to the terms and conditions thereof and (ii) Parent shall cooperate with, and shall take such actions as the Company may reasonably request, with respect to the transition of the employees of the Company and the Company Subsidiaries, with a view to preserving the relationship and goodwill of the Company and the Company Subsidiaries with their employees.

                  (f) No provision of this SECTION 8.4 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Parent, the Company, any Company Subsidiary, or any of their affiliates in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

                  (g) In the event this Agreement is terminated prior to the Effective Date, without the prior written consent of the Company, neither the Medical Systems division of Parent nor Sub shall for a period of one year after the date on which this Agreement is terminated, directly or indirectly solicit for employment, any person or persons employed by the Company or any Company Subsidiary at any time prior to the time this Agreement is terminated. The foregoing restriction on solicitation of employment shall not be deemed to apply to unsolicited inquiries concerning possible employment which are received by Parent, Sub or any Parent Subsidiary from or on behalf of such person, nor shall it apply to general solicitations of employment not specifically directed toward any such employees of the Company or any Company Subsidiary.

         Section 8.5  INDEMNIFICATION.

                  (a) From and after the Effective Date, to the fullest extent permitted under the CGCL, Parent shall indemnify, defend and hold harmless each current and former officer, director or employee of the Company or any Company Subsidiary (together with their respective successors, assigns, heirs, executors, administrators and representatives, the "INDEMNIFIED PARTIES") against all investigations, actions, suits, proceedings, judgments, costs, fines, amounts paid in settlement, losses, expenses (including, without limitation, reasonable attorneys' fees and ancillary related costs), claims, damages or liabilities, whether civil, criminal, administrative or investigative, arising in whole or in part out of, or based in whole or in part on, any matter existing or occurring at or prior to the Effective Date or out of the transactions contemplated by this Agreement. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (i) any counsel retained by the Indemnified Parties for any period after the Effective Date shall be reasonably satisfactory to Parent, (ii) after the Effective Date, Parent shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) Parent shall, and shall cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The indemnity agreements of Parent in this SECTION 8.5(A) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of the Company Subsidiaries.

                  (b) Parent agrees that all rights to indemnification existing in favor of the current or former directors, officers or employees of the Company or any Company Subsidiary under the Company's Articles of Incorporation, as amended, and By-Laws as in existence on the date hereof arising in whole or in part out of, or based in whole or in part on, any matter existing or occurring at or prior to the Effective Date, shall survive the Merger and shall continue in full force and effect in respect of claims made during a period of ten years from the Effective Date, and Parent shall guaranty the obligations of the Surviving Corporation in respect thereof.

                  (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to the indemnification agreements with the Company's directors and executive officers existing at the date hereof and Parent shall guaranty the obligations of the

         Surviving Corporation in respect thereto. True and correct copies of such indemnification agreements have been furnished to Parent.

                  (d) This SECTION 8.5 is intended for the benefit of, and shall be enforceable by, the persons referenced herein and their respective heirs and/or personal representatives, and shall be binding upon Parent and its successors and assigns.

         Section 8.6 ANTITRUST MATTERS. The Company and Parent have filed notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby. The Company, Parent and Sub shall use their reasonable efforts to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters relating to the transactions contemplated by this Agreement.

         Section 8.7  REASONABLE EFFORTS; NOTIFICATION.

                  (a) Subject to the terms and conditions of this Agreement, including SECTION 8.8, each of the parties hereto agrees to cooperate with each other and use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, in each case consistent with the fiduciary duties of their respective Boards of Directors, all things necessary, proper or advisable (i) under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and (ii) to lift any injunction or other legal bar to the Merger as soon as reasonably practicable (and, in such case, to proceed with the Merger as expeditiously as possible); provided, however, that notwithstanding anything to the contrary in this Agreement, neither Parent nor Sub shall be in any way obligated to take any action in order to obtain the termination of the waiting period under the HSR Act, except as provided in EXHIBIT D.

                  (b) Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of: (i) the occurrence or non-occurrence of any event of which it has knowledge, the occurrence or non-occurrence of which would cause (A) any representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect, (B) any of its covenants, conditions or agreements contained in this Agreement not to be complied with or satisfied or (C) a need to supplement the Proxy Statement; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any of its covenants, conditions or agreements to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this SECTION 8.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 8.8  NO SOLICITATION.

                  (a) Prior to the Effective Date or the earlier termination of this Agreement pursuant to SECTION 10.1, the Company shall not, directly or indirectly, take (nor shall the Company authorize or permit any Company Subsidiary or its or their officers, directors, employees, representatives, investment bankers, financial advisors, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Business Combination Proposal (as defined below), (ii) enter into any agreement with respect to any Business Combination Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any non-public written information to, any person in connection with, or take any other action to encourage the making of any proposal that constitutes, or may reasonably be expected to lead to, any Business Combination Proposal; provided, that the Company may (i) participate in discussions or negotiations with or furnish information to any persons or group (other than Parent or an affiliate of Parent) (a "THIRD PARTY") that makes an unsolicited Business Combination Proposal that the Board of Directors of the Company determines (after consultation with its financial advisors) may reasonably be expected to result in a Superior Proposal (as defined below), and enter into any confidentiality agreement or standstill agreement with such Third Party in connection with such a Business Combination Proposal (provided, that any such information so furnished or any such confidentiality or standstill agreements so entered into shall, at the time such information is furnished or such agreement is entered into, be promptly delivered to Parent), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to any Business Combination Proposal (assuming that such Business Combination Proposal includes a tender offer requiring the Company's response pursuant to such Rule), (iii) fail to make or withdraw or modify its recommendation referred to in SECTION
         8.2 if there exists a Business Combination Proposal that is a Superior Proposal or if the Board of Directors of the Company determines, in good faith and after consultation with independent counsel, that such action is required to discharge properly its fiduciary duties, or (iv) after terminating this Agreement in accordance with Section 10.1(e) enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal. Any actions permitted under, and taken in compliance with this SECTION 8.8, shall not be deemed a breach of any other covenant or agreement of the Company contained in this Agreement.

                  (b) Notwithstanding the foregoing, the Company may not enter into an agreement with respect to or recommend to its shareholders a Business Combination Proposal that is a Superior Proposal or fail to make or withdraw or modify its recommendation referred to in SECTION
         8.2 if there exists a Business Combination Proposal that is a Superior Proposal unless (i) two business days shall have elapsed after delivery to Parent of a written notice informing Parent of the terms and conditions of the Business Combination Proposal, and (ii) Parent does not, within such two business day period, make an offer which the Board of Directors of the Company determines in good faith (based on the advice of its financial adviser) to be as favorable to the Company's shareholders as such Business Combination Proposal.

                  (c) For purposes of this Agreement, "BUSINESS COMBINATION PROPOSAL" shall mean, with respect to the Company, the commencement of any tender or exchange offer, any bona fide, written proposal for a merger, consolidation or other Business Combination involving the shareholders of the Company, the Company or any Company Subsidiary or any public announcement of a proposal, plan or intention to do any of the foregoing. "BUSINESS COMBINATION" means any transaction which contemplates (i) the acquisition of more than 35% of the assets of the Company and the Company Subsidiaries taken as a whole or (ii) any other agreement that contemplates the acquisition of beneficial ownership of more than 35% of the outstanding shares of the Company's Common Stock. "SUPERIOR PROPOSAL" shall mean, with respect to the Company, any Business Combination Proposal, for which any required financing is supported by reasonable commitments, that the Board of Directors of the Company in good faith determines (after consultation with its financial advisors) will be more favorable to its shareholders than the Merger.

                  (d) In addition to the obligations of the Company set forth in
         SECTION 8.8(A) and SECTION 8.8(B), the Company shall promptly advise Parent of any request for non-public written information or of any Business Combination Proposal, or any inquiry with respect to or which appears to be intended to or could reasonably be expected to lead to any Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and in the case of a Business Combination Proposal that involves consideration other than all cash, the identity of the party making such Business Combination Proposal. The Company shall keep Parent fully informed of the status and details of any such request, Business Combination Proposal or inquiry.

                  (e) During the period from the date of this Agreement through the Effective Date, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement in connection with a potential business combination to which it or any of its Subsidiaries is a party. During such period, the Company shall use commercially reasonable efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements if and to the extent the executive officers of the Company have knowledge of a breach of the terms thereof, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         Section 8.9 BONUS PAYMENTS. Immediately after the Effective Date and in no event later than the first payment to a Holder pursuant to SECTION 3.2, the Parent shall cause the Surviving Corporation to pay, on behalf of the Company,
(i) to Michael Puls, an amount equal to the Bonus (as defined in Paragraph 1 of the Bonus Agreement, dated December 20, 1996 by and between the Company and Michael Puls and amended by Paragraph 2 of the Amendment to Bonus Agreement, dated April 2, 1998, and as further amended by a letter agreement dated May 15, 1998, each attached hereto as EXHIBIT E) and (ii) to Thomas Hoefert, an amount equal to the Bonus (as defined in Paragraph 4 of the Bonus Agreement, dated September 29, 1997 by and between the Company and Thomas Hoefert, attached hereto as EXHIBIT E). Together, the amounts paid to Michael Puls and Thomas Hoefert pursuant to this SECTION 8.9 shall be referred to as the "EXECUTIVE BONUS PAYMENTS."

         Section 8.10 SIDE AGREEMENT. Simultaneously with the execution of this Agreement, the parties hereto shall have executed and delivered to one another, the Side Agreement, dated as of the date hereof, a copy of which is attached hereto as EXHIBIT F.

         Section 8.11 PREFERRED STOCK DESIGNATION. As soon as practicable after the date hereof, but in no event later than five (5) business days after the date the Preferred Stock Designation, attached hereto as EXHIBIT G, has been approved by the California Secretary of State, the Company shall authorize and issue preferred shares in form and substance substantially similar to the terms of the Preferred Stock Designation, and the Parent or its designee shall purchase such shares for $2,800,000. The Company shall grant customary demand registration rights and "piggy back" rights to Parent or its designee upon the reasonable request of Parent it being agreed that (i) fees and costs associated with granting such rights shall be borne by Parent; and (ii) such rights will be set forth in a registration rights agreement that the Company and Parent or its designee will negotiate in good faith and enter into as soon as practicable after the date hereof.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         Section 9.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, any one or more of which may be waived (as permitted by law) in a writing executed by Parent and the Company subject to and in accordance with
SECTION 10.4 hereof:

                  (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

                  (b) The waiting period under the HSR Act shall have expired or been terminated; and no court or governmental authority or instrumentality, domestic or foreign of competent jurisdiction (each a "GOVERNMENTAL ENTITY") shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "ORDER").

         Section 9.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived in writing by the Company in accordance with SECTION
10.4 hereof:

                  (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Date; and the Company shall have received a certificate of Parent and Sub executed by a Vice President of Parent and Sub, dated the Closing Date, to that effect.

                  (b) Each of the representations and warranties of Parent and Sub contained in this Agreement (i) that is qualified by materiality or Parent Material Adverse Effect shall be true and correct when made and at and as of the Effective Date and (ii) that is not so qualified shall be true and correct when made and at and as of the Effective Date except where the failure of any such representations or warranties to be so true and correct, individually or in the aggregate with other such failures, would not have a Parent Material Adverse Effect (except in the case of each of (i) and (ii) to the extent they expressly relate to the date of this Agreement or any other particular date, in which case, as of such date), and the Company shall have received a certificate of Parent and Sub executed by a Vice President of Parent and Sub, dated the Closing Date, to that effect.

         Section 9.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, unless waived in writing by Parent in accordance with SECTION 10.4 hereof:

                  (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date; and Parent and Sub shall have received a certificate of the Company executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to that effect.

                  (b) Each of the representations and warranties of the Company contained in this Agreement (i) that is qualified by materiality or Company Material Adverse Effect shall be true and correct when made and at and as of the Effective Date and (ii) that is not so qualified shall be true and correct when made and at and as of the Effective Date except where the failure of any such representations or warranties to be so true and correct, individually or in the aggregate with other such failures, would not have a Company Material Adverse Effect, (except in the case and each of (i) and (ii) to the extent they expressly relate to the date of this Agreement or any other particular date, in which case, as of such date), and Parent and Sub shall have received a certificate of the Company executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to that effect.

                  (c) Parent shall have received opinions of counsel to the Company, dated the Closing Date, substantially in form and substance set forth in EXHIBIT H.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

         Section 10.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the shareholder of Sub:

                  (a) by mutual written consent of the Company, duly authorized by its Board of Directors and Parent, duly authorized by any Vice President;

                  (b) by Parent, by written notice to the Company, if (i) the Company shall have failed to comply in any material respects with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such failure is curable by the Company prior to the Termination Date (as defined below) through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this SECTION 10.1(B)(I), (ii) the shareholders of the Company shall not approve the Merger at the Company Meeting or any adjournment thereof or if a Company Meeting has not otherwise been called prior to the Termination Date; or (iii) there has been (A) a material breach at the time when made by the Company of any representation or warranty that is not qualified as to materiality or (B) a breach at the time when made by the Company of any representation or warranty that is qualified as to materiality, provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such breach is curable by the Company prior to the Termination Date through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this SECTION 10.1(B)(III);

                  (c) by the Company, by written notice to Parent, (i) if Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such failure is curable by Parent prior to the Termination Date through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
         SECTION 10.1(2)(I), (ii) the shareholders of the Company shall not approve the Merger at the Company Meeting or any adjournment thereof or if a Company Meeting has not otherwise been called prior to the Termination Date or (iii) there has been (A) a material breach at the time when made by Parent or Sub of any representation or warranty that is not qualified as to materiality or (B) a breach at the time when made by Parent or Sub of any representation or warranty that is qualified as to materiality; provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided further that if such failure is curable by Parent prior to the Termination Date through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this SECTION 10.1(C)(III);

                  (d) by either Parent or the Company, by written notice from the terminating party to the other parties, if (i) the Merger has not been effected on or prior to the close of business on, September 30, 1998 (the "TERMINATION DATE"); provided, that (A) the right to terminate this Agreement pursuant to this clause (d) shall not be available to any party whose willful and material failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to such date and
         (B) if Parent has given notice to the Company, or the Company has given notice to Parent, pursuant to SECTIONS 8.7(B)(I)(A) or 8.7(B)(I)(B) with respect to any inaccuracy or failure on the part of the other, after September 20, 1998, the Termination Date shall automatically be extended by the number of days necessary to provide the party so notified with 10 days in which to effect a cure as permitted in SECTIONS 10.1(B)(I); 10.1(B)(III), SECTION 10.1(C)(I) and 10.1(C)(III)
         or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided the terminating party shall have complied with its obligations under SECTION 8.7; or (iii) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, but that would, if Parent or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated hereby, have a material adverse effect on the business, operations or financial condition of the Surviving Corporation and such order or directive has become final and nonappealable, provided the terminating party shall have used all reasonable efforts to remove such order or directive;

                  (e) by the Company by written notice to Parent if the Board of Directors of the Company reasonably determines that a Business Combination Proposal is a Superior Proposal (and the Company has complied with its obligations under SECTION 8.8(B));

                  (f) by Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall have failed to recommend the Merger to Company's shareholders, or shall have modified in a manner adverse to Parent or withdrawn its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified in a manner adverse to Parent or withdrawn its approval of this Agreement or (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Business Combination Proposal or shall have resolved to do so; provided that any disclosure that the Board of Directors of the Company is compelled to make of the receipt of Business Combination Proposal in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 shall not in and of itself constitute the modification or rescission of the Board's recommendation; provided, further, that such disclosure states that no action will be taken by the Board with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Business Combination Proposal except in accordance with SECTION 8.8.

         The right of Parent or the Company to terminate this Agreement pursuant to this SECTION 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

         Section 10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Parent or the Company as provided in SECTION 10.1, this Agreement shall become void without any liability hereunder on the part of the Company, Parent, Sub or their respective directors or officers, except for the next to last sentence of SECTION 8.1, SECTION 8.4(H), this SECTION 10.2, SECTION
11.3 and 11.8, which shall survive any such termination, unless such termination results from the willful and material breach by a party of any of its covenants or other agreements set forth in this Agreement or the material breach with fraudulent purpose at the time made by a party of any of its representations and warranties, in which event the terminating party shall retain its rights and remedies against such other party in respect of such other party's breach.

         Section 10.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors (or committee thereof) in the case of the Company and Sub and by any Vice President in the case of Parent, at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made that under applicable law requires further approval of such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 10.4 WAIVER. At any time prior to the Effective Date, the parties hereto, by or pursuant to action authorized by their respective Boards of Directors (or committee thereof) in the case of the Company and Sub and by any Vice President in the case of Parent, may, as permitted by law, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in this Agreement shall terminate at the earlier of (x) the Effective Date and (y) except as provided in
SECTION 10.2 hereof, termination of this Agreement in accordance with ARTICLE X hereof. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

         Section 11.2 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission

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or by delivery service (with confirmation of receipt obtained), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:

                      InnoServ Technologies, Inc.
                      320 Westway, Suite 520
                      Arlington, Texas 76018
                      Telecopy No.:  817-472-2926
                      Attn: Michael Puls

                  With a copy to:

                      Gibson, Dunn & Crutcher LLP
                      1717 Main Street, Suite 5400
                      Dallas, Texas 75201
                      Telecopy No.:  214-698-3400
                      Attn: Stephen C. Johnson

                  If to Parent or Sub:

                      General Electric Company
                      c/o GE Medical Systems
                      3000 North Grandview Boulevard
                      Waukesha, Wisconsin 53188
                      Telecopy No.:  414-544-3573
                      Attn: General Counsel

or to such other address as any party may have furnished to the other parties in writing in accordance with this SECTION 11.2.

         Section 11.3  EXPENSES.

                  (a) If the Merger shall not be consummated for any reason other than as a result of this Agreement having been terminated pursuant to Sections 10.1(b), 10.1(c)(ii), 10.1(e) or 10.1(f), Parent hereby agrees to pay to the Company the lesser of (A) the Company's legal fees and expenses associated with (1) any such filings and compliance with the HSR Act, and (2) the preparation and review of the letter of intent associated with this Agreement, or (B) $75,000.

                  (b) Except as otherwise provided in this SECTION 11.3, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses.


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                                       38


                  (c) Notwithstanding any provision in this Agreement to the contrary, provided that Parent or Sub is not then in material breach of its obligations under this Agreement, if this Agreement shall have been terminated pursuant to SECTIONS 10.1(B), 10.1(C)(II), 10.1(E) OR 10.1(F), the Company shall within 90 days of such termination pay to Parent an amount in cash equal to $550,000.

         Section 11.4 PUBLICITY. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a press release from the Company (as agreed to by the Company and Parent) and thereafter, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or quotation service, so long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this SECTION 11.4.

         Section 11.5 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.6. OBLIGATIONS OF PARENT AND OF THE COMPANY. Whenever this Agreement requires Sub or a Parent Subsidiary to take any action, such requirement shall be deemed to constitute an undertaking on the part of Parent to cause Sub or such Parent Subsidiary to take such action. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to constitute an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Effective Date, on the part of the Surviving Corporation to cause such Company Subsidiary to take such action.

         Section 11.7. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Person or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 11.8 MISCELLANEOUS. This Agreement (together with the exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule referred to herein) and the Confidentiality Agreement (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except as provided in SECTION 8.5, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or

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                                       39


otherwise, except that Sub shall have the right to assign to any direct wholly owned subsidiary of Parent incorporated under the laws of California any and all rights and obligations of Sub under this Agreement and Parent guarantees the full and punctual performance of all of the obligations hereunder of Sub and any such assignees; (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (except to the extent the laws of the State of California may mandatorily apply). The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Southern District, State of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or any of such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in SECTION 11.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8. This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.